Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor/Media Contact:
Stephen Anderson - 336-436-5274
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp’s Enlighten Health Launches Innovative Genomics Initiative
Enlighten Health Genomics Aims to Make Genetic Profiles a Routine Part of Clinical Decisions
BURLINGTON, NC, September 4, 2014 - Laboratory Corporation of America® Holdings (LabCorp®; NYSE: LH) announced today the launch of Enlighten Health Genomics, a new business that builds on the diagnostic potential of Next-Generation Sequencing (NGS) technology. Enlighten Health Genomics is part of LabCorp’s Enlighten HealthSM, an innovation engine for provider and patient-facing services and tools that enhance treatment decisions, lower healthcare costs and improve patient outcomes.
Enlighten Health Genomics combines LabCorp’s world-class infrastructure and capabilities with a team of accomplished geneticists to offer state-of-the-art diagnostic capabilities, NGS analysis and interpretation, and informed genetic counseling. “Enlighten Health Genomics is an important part of LabCorp’s strategy to capitalize on our unique assets, create new sources of revenue from our core capabilities and meaningfully differentiate us from competitors,” said David P. King, LabCorp’s Chairman and Chief Executive Officer. “The launch of this business is another tangible step in the development of Enlighten Health, our initiative to create innovative tools and capabilities to enhance patient care.”
Later this year, Enlighten Health Genomics will introduce ExomeReveal, a whole exome sequencing testing service. Increasing evidence suggests that early genetic diagnosis can improve clinical outcomes, and ExomeReveal will provide genome-wide interpretation for children with serious childhood genetic diseases as well as additional diagnostic information for patients of any age.
“We believe that patients with serious genetic conditions require a thorough interpretation of their genome,” said Duke University genetics professor David Goldstein, who will chair Enlighten Health Genomics’ Scientific Advisory Board. “Our goal is to offer innovative and affordable diagnostic solutions to broad patient populations, making genomics a routine part of clinical decisions.”
About Enlighten HealthSM
Enlighten Health is a leading healthcare services business designed to modernize clinical diagnostics and advance healthcare technologies and innovations, empowering providers and patients to enhance treatment decisions, reduce medical costs and improve health outcomes.  Enlighten Health delivers innovative provider and patient-facing services as well as integrated solutions and tools in a number of disciplines that are critical to improved healthcare outcomes. Enlighten Health is a division of Laboratory Corporation of America® Holdings (LabCorp®; NYSE: LH).  To learn more, visit our website at: www.EnlightenHealth.co.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.8 billion in 2013, over 34,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc, The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, Dianon Pathology, Monogram Biosciences, Inc, Colorado Coagulation, Cellmark Forensics, MedTox, and Endocrine Sciences. LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our website at: www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2014 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2013, including under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.